Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-120012) pertaining to the Build-A-Bear Workshop, Inc. 2000 Stock Option Plan, 2002 Stock Incentive Plan, 2004 Stock Incentive Plan and 2004 Associate Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-159313) pertaining to the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan; and
(3)	Registration Statement (Form S-8 No. 333-195925) pertaining to the Build-A-Bear Workshop, Inc. Third Amended and Restated 2004 Stock Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-218034) pertaining to the Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan;
(5)	Registration Statement (Form S-8 No. 333-248716) pertaining to the Build-A-Bear Workshop, Inc 2020 Omnibus Incentive Plan;
(6)	Registration Statement (Form S-8 No. 333-274386) pertaining to the Build-A-Bear Workshop, Inc. Amended and Restated 2020 Omnibus Incentive Plan;

of our reports dated April 18, 2024, with respect to the consolidated financial statements of Build-A-Bear Workshop, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Build-A-Bear Workshop, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year-ended February 2, 2024, and the financial statement schedule of Build-A-Bear Workshop, Inc. and Subsidiaries included herein.

/s/ Ernst & Young LLP
St. Louis, Missouri
April 18, 2024